Exhibit 99.1

Starpoint, Limited Partnership and Consolidated Subsidiaries

(Debtors-In-Possession)

Financial Statements

December 31, 2004

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Partners

Starpoint, Limited Partnership

We have audited the accompanying consolidated balance sheet of Starpoint, Limited Partnership (“Starpoint”) and its consolidated subsidiaries (collectively, the “Company”) (debtors-in-possession) as of December 31, 2004 and the related consolidated statements of operations and changes in partners’ capital, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As more fully described in Note 2, to the accompanying consolidated financial statements, on June 25, 2002, Starpoint, Limited Partnership and its subsidiaries, along with its parent company, Adelphia Communications Corporation filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. As more fully described in Note 10, on February 28, 2005, Devcon International Corp. completed the acquisition of the assets of Starpoint, Limited Partnership for approximately $40.2 million. The effects of this purchase by Devcon International Corp. on the Company’s operations have not been considered in these financial statements. Following this purchase, the Company had no continuing operations.

In our opinion, except for as noted in the above paragraph, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of Starpoint, Limited Partnership and its consolidated subsidiaries (debtors-in-possession) at December 31, 2004 and the results of their operations, and changes in partners’ capital and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Carr, Riggs & Ingram, LLC

Panama City, Florida

March 29, 2005

STARPOINT, LIMITED PARTNERSHIP AND SUBSIDIARIES

(Debtors-In-Possession)

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2004

Assets
Current assets:
Cash and cash equivalents	$141,421
Accounts receivable, net	1,487,956
Inventories	238,610
Prepaid expenses	110,546
Other current assets	74,544
Total current assets	2,053,077
Property and equipment, net	543,786
Customer contracts, net	8,857,173
Deposits	29,553
Total assets	$11,483,589

Liabilities and partners’ capital
Current liabilities:
Accounts payable	$154,940
Unearned deposits	282,207
Unearned monitoring revenue	2,500,795
Due to related party	56,709,653
Accrued expenses and other current liabilities	542,977
Total current liabilities	60,190,572
Liabilities subject to compromise	934,005
Total Liabilities	61,124,577
Partners’ capital (deficit)
General partner	(496,410)
Limited partnership interests	(49,144,578)
Total partners’ capital (deficit)	(49,640,988)
Total liabilities and partners’ capital	$11,483,589

See accompanying notes to financial statements.

STARPOINT, LIMITED PARTNERSHIP AND SUBSIDIARIES

(Debtors-In-Possession)

CONSOLIDATED STATEMENT OF OPERATIONS

AND CHANGES IN PARTNERS’ CAPITAL

YEAR ENDED DECEMBER 31, 2004

Revenues:
Monitoring	$13,530,613
Installation	3,209,631
Service	3,135,175
Total revenue	19,875,419

Cost of revenue:
Monitoring	1,655,349
Installation	6,384,251
Service	3,560,293
Total cost of revenue	11,599,893

Gross profit	8,275,526

Operating expenses:
Selling, general and administrative	5,298,504
Depreciation and amortization	4,451,280
Total operating expenses	9,749,784

Loss from operations before reorganization items	(1,474,258)

Other income (expense) before reorganization items:
Corporate allocations	(1,531,311)
Interest expense	(7,544)
Total other income (expense) before reorganization items	(1,538,855)

Net loss before reorganization items	(3,013,113)

Reorganization items:
Professional fees	(307,518)
Total reorganization items	(307,518)

Net loss	(3,320,631)
Partners’ capital (deficit), beginning of year	(46,320,357)
Partners’ capital (deficit), end of year	$(49,640,988)

See accompanying notes to financial statements.

STARPOINT, LIMITED PARTNERSHIP AND SUBSIDIARIES

(Debtors-In-Possession)

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2004

Operating Activities:
Net loss before reorganization items	$(3,013,113)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	247,638
Amortization	4,203,642
(Increase) decrease in:
Accounts receivable	91,917
Inventories	118,536
Deferred installation	1,707,397
Other current assets	(42,108)
Increase (decrease) in:
Accounts payable	37,746
Accrued expenses	(83,061)
Unearned monitoring revenue	(103,360)
Net cash provided by operating activities before reorganization items	3,165,234

Operating cash flows used by reorganization items:
Professional fees paid for services rendered in connection with chapter 11 proceedings	(307,518)
Net cash used by reorganization items	(307,518)

Net cash provided by operating activities	2,857,716

Investing Activities:
Purchase of property and equipment	(29,408)
Net cash used in investing activities	(29,408)

Financing Activities:
Borrowings from parent company	11,394,978
Repayment of borrowings from parent company	(14,478,757)
Net cash used in financing activities	(3,083,779)

Net decrease in cash	(255,471)
Cash and cash equivalents, beginning of year	396,892
Cash and cash equivalents, end of year	$141,421

See accompanying notes to financial statements.

STARPOINT, LIMITED PARTNERSHIP AND SUBSIDIARIES

(Debtors-In-Possession)

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies

Organization - Starpoint, Limited Partnership has one General Partner, West Boca Acquisition Limited Partnership, a Delaware limited partnership, owning a one percent general partner interest. The remaining 99% is limited partner interests. Starpoint, Limited Partnership’s general and limited partners are wholly owned by Adelphia Communications Corporation (“Adelphia” or “Parent”).

Partnership Interests and Allocations of Income - Each partner has an undivided interest in the partnership equal to its partnership interest. All profits, losses, and credits are allocated to the partners in accordance with their partnership interest.

Basis of Presentation - The consolidated financial statements include the consolidated accounts of Starpoint, Limited Partnership, a company organized under the laws of Pennsylvania, and its subsidiaries (hereinafter collectively referred to as the “Company” or “Starpoint”) and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation - The consolidated financial statements include the accounts of Starpoint, Limited Partnership and its subsidiaries. The Company consolidates companies which it owns or controls more than fifty percent of the voting shares unless control is likely to be temporary. All significant intercompany balances and transactions have been eliminated in consolidation.

Business - The Company markets, sells and installs commercial and residential security alarm systems and provides central station monitoring services primarily in Florida and New York.

Revenue Recognition - Monitoring revenues are recognized monthly as services are provided pursuant to the terms of customer contracts, in which contract prices are fixed and determinable. The Company assesses the customer’s ability to meet the terms of the contract, including payment terms, before entering into contracts. Amounts collected in advance from customers for monitoring and related services are deferred and recognized as income over the applicable monitoring period, which is generally one year or less. The direct costs of acquiring new subscribers are deferred and recognized over the estimated term of the subscriber relationship, which is generally eight years. When a subscriber is identified for disconnection, any unamortized deferred revenues and deferred costs are recognized at that time.

Revenue from the sale of products is recognized according to the terms of the sales arrangement, which is customarily when the products reach the free-on-board shipping point. Revenue from the sale of services is recognized as services are rendered.

Advertising - The Company expenses all advertising costs in the period in which they are incurred. Advertising expense was $71,079 for the year ended December 31, 2004.

STARPOINT, LIMITED PARTNERSHIP AND SUBSIDIARIES

(Debtors-In-Possession)

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents - All highly liquid investments purchased with maturities of three months or less from the time of purchase are considered to be cash equivalents.

Accounts Receivable - The Company reports trade receivables at net realizable value. Management determines the allowance for doubtful accounts based on historical losses and current economic conditions. On a continuing basis, management analyzes delinquent receivables and, once these receivables are determined to be uncollectible, they are written off through a charge against the allowance. The Company charges no late fees or interest on delinquent accounts. Accounts substantially in arrears are sent to a collection agency.

The allowance for doubtful accounts receivable reflects the best estimate of probable losses inherent in the receivable portfolio determined on the basis of historical experience, specific allowances for known troubled accounts, and other currently available evidence.

Inventories - Inventories are recorded at the lower of cost (primarily first-in, first-out) or market value. Inventories include purchased parts and accessories used for installation and maintenance of security systems. Provisions for potentially obsolete or slow moving inventory is made based on analysis of inventory levels and forecasts.

Customer Contracts - Pools of customer monitoring contracts are acquired periodically from vendors primarily in Florida. Acquired customer contracts are recorded at cost which management believes best approximates fair value at the date of acquisition.

Customer contracts are amortized over the term that such contracts are expected to remain customers of the Company, approximately eight years. This amortization period takes into consideration the average estimated life and historical and projected attrition rates determined from actual experience and a recent attrition study. The Company on an ongoing basis conducts comprehensive reviews of its attrition experience and adjusts the estimated lives of customer contracts. Revenues resulting from the installation of Company-owned security systems or systems that are priced lower than otherwise would be priced because of an accompanying service agreement, are deferred and amortized over the estimated lives of the customer contracts, including extensions. Direct incremental costs related to these installations are deferred to the extent of the deferred revenue.

During the first six months after the purchase of the customer contracts, any cancellation of monitoring service, including those that result from customer payment delinquencies, results in a chargeback by the Company to the dealer of the full amount of the contract purchase price. The nonrefundable charge to the dealer is retained by the Company in the event of customer cancellation. The Company records the chargeback amount from the dealer as a reduction of the previously recorded intangible asset.

STARPOINT, LIMITED PARTNERSHIP AND SUBSIDIARIES

(Debtors-In-Possession)

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies (Continued)

Property and Equipment - Property and equipment are recorded at cost. Maintenance and repair expenses are charged to expense as incurred, renewals and betterments are capitalized. For the year ended December 31, 2004, the Company capitalized no interest. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the related assets, generally as follows:

Improvements	10 years
Vehicles	5 to 10 years
Other, machinery, equipment, furniture and fixtures	5 to 10 years

Long-Lived Assets - The Company periodically evaluates the net realizable value of long-lived assets, including property and equipment and amortizable intangible assets, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. When indicators of impairment are present, the carrying values of the assets are evaluated in relation to the operating performance and estimated future undiscounted cash flows of the underlying asset. An impairment in the carrying value of an asset is recognized whenever anticipated future cash flows (undiscounted) from an asset are estimated to be less than its carrying value. The amount of the impairment recognized is the difference between the carrying value of the asset and its fair value. Fair values are based on assumptions considering the amount and timing of estimated future cash flows and assumed discount rates, reflecting varying degrees of perceived risk.

Accrued Product Warranty - Generally, the Company accrues estimated product warranty costs at the time of sale when material. Any additional amounts are recorded when such costs are probable and can be reasonably estimated. Manufactured products are warranted against defects in material and workmanship when properly used for their intended purpose, installed correctly, and appropriately maintained. Generally, one year manufacturers product warranties are implicit in the sale; however, the customer may purchase a one year extended warranty that can be renewed annually over the life of the equipment. The amount of the accrued warranty liability is determined based on historical information such as past experience, product failure rates or number of units repaired, estimated cost of material and labor, and in certain instances estimated property damage. At December 31, 2004, the Company has not recorded a reserve for estimated warranty expenses since the amounts are not considered significant.

In the normal course of business, the Company is liable for contract completion and product performance. In the opinion of management, such obligations will not significantly affect the Company’s financial position, results of operations or cash flows.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make extensive use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from these estimates.

STARPOINT, LIMITED PARTNERSHIP AND SUBSIDIARIES

(Debtors-In-Possession)

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies (Continued)

Income Taxes - The Partnership is not a taxpaying entity for federal or state income tax purposes. Accordingly, a provision for income taxes has not been recorded in the accompanying financial statements. Partnership income or losses are reflected in the partners’ individual or corporate income tax returns in accordance with their ownership percentages. The partnership’s tax bases approximates the reported book bases of the partnership’s assets and liabilities.

Vacation Policy - Each full time employee who has successfully completed his or her probationary period of ninety days and has less than five years of continuous service with the Company is entitled to ten days of paid vacation per year. Employees with more than five years and less than ten years of service are entitled to fifteen days of vacation with pay. Those with more than ten years of service are entitled to twenty days of vacation with pay each year. Employees can carry five days of accrued vacation from year to year.

Accounting Pronouncements - During 2004, the Company adopted FASB Interpretation No. (“FIN”) 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees.” FIN 45 requires increased disclosure of guarantees, including those for which likelihood of payment is remote, and product warranty information. FIN 45 also requires that guarantors recognize a liability for certain types of guarantees equal to the fair value of the guarantee upon its issuance. The adoption of FIN 45 did not have a material impact on the results of operations or financial position.

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (FIN 46). FIN 46 addresses whether business enterprises must consolidate the financial statements of entities known as “variable interest entities”. A variable interest entity is defined by FIN 46 to be a business entity which has one or both of the following characteristics: (1) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional support from other parties, which is provided through other interests that will absorb some or all of the expected losses at the entity; and (2) the equity investors lack one or more of the following essential characteristics of a controlling financial interest; (a) direct or indirect ability to make decisions about the entity’s activities through voting rights or similar rights, (b) the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities, or (c) the right to receive the expected residual returns of the entity if they occur, which is the compensation for risk of absorbing expected losses. The Company adopted FIN 46’s accounting provisions for the year ended December 31, 2003. The adoption of this new standard did not have a material impact on results of operations or financial position.

In December 2003, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition,” which supersedes SAB 101, “Revenue Recognition in Financial Statements.” SAB 104’s primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” The issuance of SAB 104 reflects the concepts contained in EITF 00-21. The other revenue recognition concepts contained in SAB 101 remain largely unchanged. The issuance of SAB 104 did not have a material impact on the Company’s results of operations, financial position or cash flows.

STARPOINT, LIMITED PARTNERSHIP AND SUBSIDIARIES

(Debtors-In-Possession)

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

Note 2 - Bankruptcy

On June 25, 2002 (the “Petition Date”), the parent company, Adelphia Communications Corporation along with its subsidiaries, including Starpoint, Limited Partnership, filed voluntary petitions to reorganize under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court. Under Chapter 11, certain claims against the Debtor in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while the Debtor continues business operations as debtor-in-possession. These claims are reflected in the December 31, 2004, consolidated balance sheet as “liabilities subject to compromise.” Additional claims (liabilities subject to compromise) may arise subsequent to the filing date resulting from rejection of executor contract, including leases, and from the determination by the court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. Claims secured against the Debtor’s assets (“secured claims”) also are stayed, although the holders of such claims have the right to move the court for relief from the stay.

The Debtor received approval from the Bankruptcy Court to pay or otherwise honor certain of its prepetition obligations including, but not limited to, employee wages, salaries, commissions, incentive compensation and other related benefits.

Note 3 - Property and Equipment

Property and equipment consisted of the following at December 31, 2004.

Leasehold improvements	$409,308
Vehicles	822,378
Furniture and fixtures	153,001
Equipment	2,320,222
Total	3,704,909
Less accumulated depreciation	(3,161,123)

Net property and equipment	$543,786

Note 4 - Customer Contracts

The Company purchases various pools of monitoring contracts from security companies in Florida and New York based on multiples of the recurring monthly revenues. There were no acquisitions or sales of customer contracts in 2004. Customer contracts at December 31, 2004 are summarized as follow:

Customer contracts	$13,060,815
Less accumulated amortization	(4,203,642)

Net customer contracts	$8,857,173

During the year ended December 31, 2003 an impairment test was performed on the book value of the customer contracts. This test resulted in an impairment charge to the operations of that year. An analysis of the estimated average customer lives was performed in conjunction with this impairment test that resulted in no change to the amortization period of approximately eight years.

STARPOINT, LIMITED PARTNERSHIP AND SUBSIDIARIES

(Debtors-In-Possession)

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

Note 5 - Accounts receivable

The Company’s trade receivables at December 31, 2004 are as follows:

Gross trade accounts receivable	$1,713,458
Less allowance for doubtful accounts	(225,502)
Net trade accounts receivable	$1,487,956

Note 6 - Global Overhead Allocations

Adelphia, the parent company, provides administrative services and incurs certain direct costs, on behalf of Starpoint. Payroll, legal, accounting, equipment related expenses, and reorganization costs are incurred by Adelphia and charged back to Starpoint. The total charges for the year ended December 31, 2004 were $1,838,829, including $307,518 in reorganization items.

Note 7 - Employee and Retiree Benefits

Employees of Starpoint, Limited Partnership participate in a defined contribution plan sponsored by its parent company. Participants may contribute from 1% to 25% of their compensation each year on a pre-tax basis, subject to IRS limitations. The Company matches an amount equal to 100% of the first 3%, plus 50% of the next 2%, of a participant’s contribution. Employees participating in the plan are vested immediately. Company matching contributions for the year ended December 31, 2004 were $92,076.

Note 8 - Due to Related Party

Due to related party represents global overhead allocations and other advances from its parent, Adelphia. The amounts are repaid periodically as cash flow permits. The activity during the year is summarized as follows:

Balance December 31, 2003	$59,793,432
Draws	11,394,978
Repayments	(14,478,757)
Balance December 31, 2004	$56,709,653

Note 9 - Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2004, the Company had $188,236 in excess of the limits of FDIC coverage. The Company has not experienced any losses in such accounts.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables from a large number of customers, including both residential and commercial customers. The Company extends credit to its customers in the normal course of business, performs periodic credit evaluations and maintains allowances for the potential credit losses. The Company does not believe a significant risk of loss from a concentration of credit risk exists.

STARPOINT, LIMITED PARTNERSHIP AND SUBSIDIARIES

(Debtors-In-Possession)

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

Note 10 - Subsequent Event

On February 28, 2005, Devcon International Corp. (“Devcon”), through Devcon Security Services Corp. (“Devcon Security”), one of its indirect wholly-owned subsidiaries, completed the acquisition of all of the assets of Starpoint, Limited Partnership for approximately $40,200,000 in cash. The transaction received approval by the United States Bankruptcy Court. The balance of the amounts due to the parent company as of the disposition date was absorbed by the parent company. The effects of this purchase by Devcon on the Company’s operations have not been considered in these financial statements.